Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2/A of Sopac Cellular Solutions Inc. (A Development Stage Company), of our report dated October 23, 2006 on our audit of the financial statements of Sopac Cellular Solutions Inc. (A Development Stage Company) as of August 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period then ended, and the reference to us under the caption "Experts."


/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
November 20, 2006



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